EXHIBIT 10.55

EXCLUSIVE CONSULTANCY AND SERVICE AGREEMENT

This Exclusive Consultancy and Service Agreement (hereinafter referred to as this “Agreement”) is entered into on March 26, 2015 by and between the following parties:

PARTY A: Yan Hua Internet Technology (Shanghai) Co., Ltd.

REGISTERED ADDRESS: Suite 605, 6th Floor, #1 Lane 2145 Jinshajiang Road, Putuo District, Shanghai

PARTY B: Solar Energy E-Commerce (Shanghai) Limited

REGISTERED ADDRESS: Suite 078, 3rdFloor, 1219 Zhen Guang Road, Putuo District, Shanghai

WHEREAS:

1.

Party A, a wholly foreign-owned enterprise duly established in Shanghai, the People's Republic of China (hereinafter referred to as the “PRC”, which, solely for the purpose of this Agreement, shall exclude Hong Kong, Macau and Taiwan) under the laws of the PRC, has necessary resources for and experience in the provision of professional technical and consulting services;

2.

Party B, a wholly Chinese-owned company duly established in Shanghai, the PRC, is mainly engaged in the further development of and intends to further develop new energy technologies so as to improve its own management, and enhance and reinforce its own market position; and

3.	Party A agrees to provide to Party B, and Party B agrees to receive from Party A, technical and consulting services.

NOW THEREFORE, after friendly discussions conducted by adhering to the principles of equality and mutual benefit, the parties hereby agree as follows:

1.	TECHNICAL AND CONSULTING SERVICES; AND SOLE AND EXCLUSIVE INTEREST
1.1

During the term of this Agreement, Party A agrees to provide Party B as Party B’s exclusive technical and consulting service provider, with relevant technical and consulting services (as descried in further detail in Appendix I hereto) subject to the conditions of this Agreement.

1.2

Party B hereby agrees to accept such technical and consulting services from Party A, and agrees that it shall provide Party A with appropriate cooperation, including but not limited to relevant data, technical requirements and notes, so as to enable Party A to render the said services. Party B further undertakes that, during the term of this Agreement, it shall not accept technical or consulting services from any third party in relation to the matters contemplated by this Agreement and shall not be licensed or transferred with the same or similar service or improvement from any third party, unless prior written consent is granted by Party A.

1.3

Any and all the rights, title, interests to any intellectual property rights, whether developed by Party A itself or by either party based on the other party’s intellectual property, including but not limited to any copyrights, patents, know-how, trade secrets and otherwise, in the course of the performance of this Agreement, shall be owned by Party A, and Party A shall have the sole and exclusive, rights, titles and interests therein. Party B shall not claim any rights, title, interests or intellectual property rights against Party A. The parties agree that this Article 1.3 shall survive any amendment, termination or expiration of this Agreement.

1.4

Party B undertakes that, it shall not establish any business cooperation relationship with any other entity without prior written consent of Party A, and Party A and/or its affiliate shall have the right of first cooperation with Party B under the same terms and conditions.

2.	OBLIGATIONS OF THE PARTIES

2.1	Obligations of Party A

Party A agrees that, during the term of this Agreement, it shall provide technical and consulting services in accordance with this Agreement to Party B in a timely fashion.

2.2	Obligations of Party B

2.2.1

Subject to applicable laws and regulations, Party A shall have the right to charge Party B reasonable technical and consulting service fees (“Service Fees”) on the basis of the service time spent by it so as to cause any and all the net profit of Party B to be paid to Party A.

2.2.2	Party B shall appropriately and reasonably accept and utilize Party A’s technical and consulting services.

2.2.3	Party B shall promptly notify Party A of the occurrence of any event that may adversely affect Party B’s normal operation.

2.2.4	Party B shall grant Party A or any person authorized by Party A access to Party B’s business premises or any other place of business at any reasonable time.

2.2.5

Party B shall refrain, and shall endeavor to cause third parties to refrain, from taking any action that may adversely affect any of Party A's ownership of or intellectual property rights to any services provided hereunder.

2.2.6	Party B shall be responsible for obtaining all necessary approvals and licenses (if required) from relevant governmental authorities for Party A to perform this Agreement.

2.2.7

Party B shall within 15 working days after the end of each quarter, provide financial statements, documents, accounts, records and data and the like for the preceding quarter to Party A for it to audit Party B’s accounts and determine the Service Fees.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Party A hereby represents and warrants as follows:

3.1.1	Party A is a company legally established and validly existing in accordance with the laws of the PRC;

3.1.2

Party A has taken all necessary corporate actions, obtained all appropriate authorizations as well as all consents and approvals from third parties and governmental authorities required for Party A’s execution and performance of this Agreement. Party A’s execution and performance of this Agreement are in compliance with its own corporate powers and its own business scope and do not violate any restrictions under any law or regulation which is binding upon or has an effect on Party A.

3.1.3	This Agreement shall upon execution constitute Party A’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

3.2	Party B hereby represents and warrants as follows:

3.2.1	Party B is a company legally established and validly existing in accordance with the laws of the PRC;

3.2.2

Party B has taken all necessary corporate actions, obtained all appropriate authorizations as well as all consents and approvals from third parties and governmental authorities required for Party B’s execution and performance of this Agreement. Party B’s execution and performance of this Agreement are within its own corporate powers and its own business scope and do not violate any restrictions under any law or regulation which is binding upon or has an effect on Party B.

3.2.3	This Agreement shall upon execution constitute Party B’s legal, valid and binding obligations, enforceable against it in accordance with its terms.

4.	CONFIDENTIALITY

4.1

Party B agrees to take all reasonable steps to protect and maintain the confidentiality of Party A's confidential data and information known to or obtained by Party B in connection with Party B’s receipt of the exclusive technical and consulting services from Party A (hereinafter collectively referred to as the "Confidential Information"). Party B shall not disclose, give or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A's option, return to Party A or destroy all and any documents, information or software containing any such Confidential Information, and delete all such Confidential Information from any memory devices, and cease to use them. Party B may disclose the Confidential Information only to its employees, consultants and agents who need to know such information; provided, however, that Party B shall cause the foregoing persons to be bound by the confidentiality obligations no less strict than those set forth herein.

4.2	The above restrictions shall not apply to:

4.2.1	any information that is in the public domain at the time of disclosure;

4.2.2	any information that becomes available to the public after the disclosure through no fault of Party B;

4.2.3

any information that can be proved by Party B to have been known by Party B prior to disclosure and is not obtained directly or indirectly from Party A, or any of Party A’s affiliates, shareholders or ultimate shareholders;

4.2.4

any information that Party B is required by law to disclose to relevant government authorities, stock exchanges or other competent authorities, or needs to disclose to its direct legal counsels or financial advisors in order to satisfy the need of its normal business operation; provided, however, that Party B shall procure that such legal counsels or financial advisors are bound by the confidentiality obligations same as those set forth in this Article 4.

4.3	The parties agree that this Article 4 shall survive any amendment, termination or expiration of this Agreement.

5.	BREACH OF AGREEMENT

5.1

Any breach of any term of this Agreement by Party B or any failure of Party B to perform any of its obligations hereunder shall be deemed a breach of this Agreement. Party A may by serving a notice in writing demand Party B to cure the breach immediately, take prompt and effective actions to eliminate the effect of such breach and indemnify Party A pursuant to the applicable laws and provisions of this Agreement against any damages incurred by Party A arising from such breach.

5.2

In case of a breach of this Agreement by Party B, if Party A, in its reasonable and objective opinion, deems it impossible or unfair to perform its obligations hereunder, Party A may by serving a notice in writing, suspend the performance of its obligations under this Agreement until Party B cures the breach and eliminates the effect of such breach and indemnifies Party A pursuant to the applicable laws and provisions of this Agreement against any damages caused thereby.

5.3

A waiver by either party of any breach by the other party of any provision hereof shall not be effective unless granted in writing. No failure to exercise, and no delay in exercising by a party, any of its right or remedy under this Agreement shall operate as a waiver of such right and remedy; nor shall any partial exercise of any right or remedy preclude any other or further exercise of such right or remedy, or the exercise of any other right or remedy.

5.4

Party B shall indemnify Party A against and hold Party A harmless from any loss, damage, liability and cost arising out of any litigation, claim or other legal proceedings against Party A resulting from the content of the technical and consulting services demanded by Party B.

5.5

The losses incurred by A which are recoverable from Party B under this Article 5 shall include any and all direct losses, foreseeable and reasonable indirect losses as well as related expenses incurred in connection therewith, including but not limited to attorney’s fees, litigation or arbitration costs, and travel expenses.

5.6

Party B acknowledges and agrees that, its breach of any term under this agreement may cause irreparable damages to Party A and indemnification made by Party B in accordance with laws and/or this Agreement may not be sufficient to fully indemnify Party A. Therefore, upon occurrence of any actual or threatened breach by Party B, Party A shall in addition to the remedies available at law or under this Agreement, be entitled to demand continued performance by Party B of any of its obligations under this Agreement.

5.7	This Article 5 shall survive any termination or expiration of this Agreement.

6.	EFFECTIVENESS AND TERM

6.1

This Agreement shall come into effect upon due execution by the parties. This Agreement shall have a term of three years, unless early terminated pursuant to this Agreement or in accordance with the terms of any other agreement entered into by the parties separately.

6.2	This Agreement shall be automatically extended for a term of three years upon expiration of the current term unless Party A gives a three months’ prior written notice to Party B that this Agreement shall not be extended.

7.	AMENDMENT AND TERMINATION

7.1	Any amendment to this Agreement shall not be binding on the parties unless signed by the parties in writing. This Agreement shall terminate upon expiration unless extended as set forth above.

7.2

Party B shall not early terminate this Agreement during the term of this Agreement. Notwithstanding the foregoing, Party A may terminate this Agreement at any time by a thirty-day prior written notice to Party B. In case of an early termination of this Agreement by Party A for any reason attributable to Party B, Party B shall indemnify Party A against all the losses suffered by Party A as a result thereof, and shall pay the Service Fees for any services performed by Party A by the time of such termination.

7.3	The rights and obligations of the parties under Articles 1.3, 4 and 5 shall survive any termination of this Agreement.

7.4	Any amendment to or termination of this Agreement shall not affect the rights of either party to claim damages. Any losses incurred by either party due to any amendment to or termination of this Agreement shall be indemnified by the responsible party other than those losses that may be waived under applicable laws.

8.	DISPUTE RESOLUTION

8.1

In the event of a dispute between the parties over the construction and performance of this Agreement, the parties shall first resolve such dispute through friendly negotiations. In the event that the parties fail to reach a settlement on a dispute within thirty (30) days after either party's notice to the other party for commencement of settlement of the dispute through negotiations or a longer time period otherwise agreed by the parties, either party may submit such dispute to Shanghai Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The arbitration proceedings shall be conducted in Shanghai, and the language used in arbitration proceedings shall be Chinese. The arbitral award shall be final and binding on both parties. This article shall survive the expiration or termination of this Agreement.

8.2	When the resolution of a dispute is under way, each party shall continue to perform this Agreement in all respects other than the matter(s) in dispute.

9.	FORCE MAJEURE

9.1

A Force Majeure Event shall mean any event that is out of either party's reasonable control and cannot be prevented even after exercising reasonable care, which shall include without limitation to an act of governments, act of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning or war. Any shortage of credit, capital or financing shall not be regarded as a Force Majeure Event. The party affected by a Force Majeure Event who intends to seek a release from the relevant liabilities under this Agreement shall inform the other party without delay of the occurrence of such Force Majeure Event which entitles it to be released from liabilities under this Agreement and the steps that it intends to take in order to complete its performance of this Agreement.

9.2

In the event that the affected party’s performance of this Agreement is delayed or prevented by a “Force Majeure Event” defined in the preceding paragraph, the affected party shall not be liable under this Agreement for any damage caused by such delay or prevention. The affected party shall take appropriate measures to minimize or eliminate the effects of the Force Majeure Event and endeavor to resume its performance of the obligations delayed or prevented by the Force Majeure Event. After the elimination of the Force Majeure Event, the parties agree to resume performance of this Agreement with their best efforts.

10.	NOTICE

10.1

Any notice given by each party in connection with the performance of any obligation under this Agreement shall be delivered personally or sent by registered mail, prepaid postage mail, recognized courier service or facsimile transmission to the then effective address of the relevant party.

10.2	A notice or communication shall be deemed to be received:

10.2.1     at the date set forth on the transmission log, in the case of a facsimile transmission, unless such facsimile transmission is sent after 5 p.m. or on a non-business day in the place of receipt, in which event such notice or communication shall be deemed to be received on the immediately following business day in the place of receipt;

10.2.2     at the date indicated on the receipt in the case of delivery in person (including courier service); or

10.2.3     15 days from that shown on the official postal receipt in the case of a registered letter.

11.	ASSIGNMENT

Party B shall not assign its rights and obligations under this Agreement to any third party without Party A's prior written consent. Party A may assign its rights and obligations under this Agreement to any third party without Party B’s prior consent; provided, however, that Party A shall notify Party B of such assignment.

12.	SEVERABILITY

Any provision of this Agreement that is invalid or unenforceable due to inconsistency with any law, shall be ineffective in any aspect with respect to which such provision is rendered invalid and unenforceable by such law, without affecting in any way the legal force of any other remaining provisions hereof.

13.	AMENDMENT AND SUPPLEMENT

Any amendment and supplement to this Agreement shall not come into force unless made in writing signed by both parties. An amendment or supplementary agreement duly executed by both parties shall be an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.	WAIVER OF RIGHTS

Unless otherwise agreed in this Agreement, no failure to exercise or delay in exercising by a party any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or privilege.

15.	GOVERNING LAW

The conclusion, validity, performance, interpretation of, and resolution of disputes under this Agreement shall be governed by the laws of the PRC.

16.	MISCELLANEOUS

This Agreement is executed in two originals with equal legal effect.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first above written.

(End of text. Signature follows.)

Party A: Yan Hua Internet Technology (Shanghai) Co., Ltd. (seal)

Signed by: /s/Xiaofeng Peng

Print Name: Xiaofeng Peng

Title: Legal Representative

Party B: Solar Energy E-Commerce (Shanghai) Limited (seal)

Signed by: /s/ Xiaofeng Peng

Print Name: Xiaofeng Peng

Title: Legal Representative

APPENDIX I

Schedule of Technical and Consulting Services

Types of Services	Contents of Services
Design and Development	Provide design and development services for computer data communication equipment, software and system
Operation and Maintainance	Provide operation and maintenance service for computer data communication equipment, software and system
Product Consultancy	Provide consultancy services relating to the design and development of computer data communication equipment, software and system